UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 12, 2018

Weyland Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079
New York, NY 10004
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(808) 829-1057

                   N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging Growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(D) Appointment of Directors

Effective February 12, 2018, the following individual was appointed as a new member of our board of directors:

Name	Age	Position
Jon Najarian	54	Director

Jon Najarian – DIRECTOR – Jon ‘DRJ’ Najarian was linebacker for the Chicago Bears before he turned to another kind of contact sport – trading on the Chicago Board Options Exchange.

He became a member of the CBOE, NYSE, CME and CBOT and worked as a floor trader for some 25 years. In 1990 he founded Mercury Trading, a market-making firm at the Chicago Board Options Exchange (CBOE), which he sold in 2004 to Citadel, one of the world’s largest hedge funds. In 2005 Jon co-founded optionMONSTER and tradeMONSTER – both were acquired in 2014 by private equity firm General Atlantic Partners. Today, he is a professional investor, money manager and media analyst.

Jon developed and patented trading applications and algorithms used to identify unusual activity in stock, options, and futures markets. optionMONSTER, an options news and education site, was described by Securities Industry News as “content king of the options business”.

For years tradeMONSTER has been rated “Best for Options Traders” by Barron’s and was the first online broker to deploy streaming, desktop-like trading in a web browser.

In 2016 Jon and Pete co-founded Najarian Advisors, a company advising institutional investors on options strategies.

The brothers invest in and work with start-ups via Rebellion Partners, a venture consulting firm they launched in 2015.

Jon can be seen weekly on CNBC, where he is cast member of the “Halftime Report” and the “Fast Money” show.  He is also the feature of the “DRJ Report” on CBOE-TV, the exchange’s popular webcast.

There are no existing family relationships amongst our Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: February 12, 2018	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO

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